Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Post-Effective Amendment No. 2 to Form S-1 on Form S-3 of Brooke Corporation to which this consent is attached of our report dated March 5, 2007, with respect to the financial statements of Brooke Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2006. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Summers, Spencer & Callison, CPAs, Chartered

Summers, Spencer & Callison, CPAs, Chartered

Topeka, Kansas

June 13, 2007